January 29, 2020

Christian Boas
Rue du Moulin 12, 1310 La Hulpe (Belgium)

Emile Boas
Avenue du Beau Feuillage 1A, 1950 Kraainem (Belgium)

Dreda / Sylvie Boas
Avenue E. Van Becelaere 103, 1170 Watermael-Boitsfort (Belgium)

RE: Extension of the Long Stop Date for the Sale and Purchase of the Shares of S.R.I.F. NV

Dear Sir/Madam,
We refer to the agreement for the sale and purchase of the shares of S.R.I.F. NV among Christian Boas, Emile Boas, Dreda general partnership under Belgian law and Sylvie Boas (together, the “Sellers”), Spirit AeroSystems Belgium Holdings BVBA (the “Purchaser”) and Spirit AeroSystems Holdings, Inc. (together with the Purchaser, “Spirit”), dated May 1, 2018, as amended and restated effective October 28, 2019 (the “Agreement”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.
The Parties desire to extend the Long Stop Date and we therefore seek the agreement of the Sellers to (i) replace and restate the definition of Long Stop Date in the Agreement as follows:
“Long Stop Date means October 1, 2020;”
and (ii) to amend and restate Clause 5.1 of the Agreement as follows:
“Provided that all of the Conditions Precedent are satisfied or, where permitted, waived and the Parties have notified each other thereof prior to the tenth Business Day of a month, the Closing shall take place at the offices of Eubelius CVBA, Louizalaan 99, 1050 Brussels on the last Business Day of such month or at such other place and time and on such other date as the Parties may agree; provided, however, that the Purchaser and the Guarantor shall have no obligation to consummate the Closing prior to the date that the Sellers provide the 2019 Financial Statements pursuant to Clause 6.8.1.”
The Parties acknowledge and agree that this letter agreement has been negotiated by the Parties in good faith.
This letter agreement constitutes a written agreement by and among the Parties as set forth in Clause 25.8 of the Agreement. All terms used but not defined herein shall have the meaning set forth in the Agreement. Clause 26 of the Agreement shall apply also to this letter agreement.
Yours faithfully on behalf of Spirit,
/s/ Mrs. Sam J. Marnick
Mrs. Sam. J. Marnick

For acknowledgement and acceptance, On behalf of the Sellers: /s/ Mr. Christian Boas Mr. Christian Boas Date: January 29, 2020

/s/ Mr. Emile Boas
Mr. Emile Boas
Date: January 29, 2020

/s/ Mrs. Sylvie Boas
Mrs. Sylvie Boas
Date: January 29, 2020

/s/ Mrs. Sylvie Boas
Dreda General Partnership
Mrs. Sylvie Boas
Director
Date: January 29, 2020

Cc: Eubelius CVBA
Marieke Wyckaert and Matthias Wauters
Avenue Louise 99, 1050 Brussels (Belgium)